UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☒	Definitive Proxy Statement

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West Marine, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[WEST MARINE LOGO]

To the Stockholders of West Marine, Inc.

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of West Marine, Inc. to be held at our company headquarters, 500 Westridge Drive, Watsonville, California, on Wednesday, May 11, 2005, at 10:30 a.m., local time.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement explain the matters to be voted on at the meeting. Please read the enclosed Notice and Proxy Statement so you will be informed about the business to come before the meeting. Your vote is important, regardless of the number of shares you own. On behalf of the Board of Directors, I urge you to mark, date, sign and return the enclosed proxy card or take advantage of our telephone or Internet voting system as soon as possible, even if you plan to attend the Annual Meeting.

Sincerely,

/s/ Peter L. Harris
Peter L. Harris
Chief Executive Officer

Watsonville, California

April 11, 2005

[WEST MARINE LOGO]

500 Westridge Drive

Watsonville, California 95076-4100

(831) 728-2700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on Wednesday, May 11, 2005, 10:30 a.m.

To the Stockholders of West Marine, Inc:

Notice is hereby given that the 2005 Annual Meeting of Stockholders of West Marine, Inc. will be held at West Marine’s company headquarters, 500 Westridge Drive, Watsonville, California, on Wednesday, May 11, 2005, at 10:30 a.m., local time, for the following purposes:

(1)	To elect ten directors;

(2)	To amend the West Marine, Inc. Omnibus Equity Incentive Plan;

(3)	To ratify the appointment of Deloitte & Touche LLP, independent registered public accounting firm, as the independent auditors for the fiscal year ending December 31, 2005; and

(4)	To transact such other business as may properly come before the Annual Meeting.

The Board of Directors has fixed March 22, 2005 as the record date for the Annual Meeting with respect to this proxy solicitation. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

By Order of the Board of Directors

/s/ Eric S. Nelson
Eric S. Nelson
Secretary and Chief Financial Officer

Watsonville, California

April 11, 2005

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE OR USE OUR TELEPHONE OR INTERNET VOTING SYSTEM AS PROMPTLY AS POSSIBLE. A PROXY MAY BE REVOKED BY A STOCKHOLDER IN THE MANNER SPECIFIED IN THE ENCLOSED PROXY STATEMENT.

[WEST MARINE LOGO]

500 Westridge Drive

Watsonville, California 95076-4100

(831) 728-2700

PROXY STATEMENT

2005 Annual Meeting of Stockholders

Solicitation and Revocability of Proxies

The Board of Directors of West Marine, Inc. is furnishing this Proxy Statement to solicit proxies to be used at West Marine’s Annual Meeting of Stockholders to be held on May 11, 2005, at the time and place and for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders, and at any adjournment of the meeting. This Proxy Statement and the enclosed form of proxy were first sent for delivery to West Marine’s stockholders on or about April 11, 2005.

Each valid proxy received in time will be voted at the Annual Meeting in accordance with the choice specified, if any. Valid proxies include all properly executed written proxy cards and all properly completed proxies voted by telephone or the Internet pursuant to this solicitation that were not later timely revoked. All proxies received that are executed but not voted will be voted as recommended by the Board of Directors.

Any proxy duly given pursuant to this solicitation may be revoked by the stockholder, in accordance with the following procedures, at any time prior to the voting of the proxy at the Annual Meeting or any adjournment thereof. A proxy may be revoked (i) by written notice delivered to the Secretary of West Marine stating that the proxy is revoked, (ii) by a later dated proxy signed by the same person who signed the earlier proxy and delivered to the Secretary of West Marine, (iii) by using the telephone or Internet voting procedures before 11:59 p.m., Eastern Time, on May 10, 2005, or (iv) by attendance at the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

Voting by Proxy

If a stockholder is a corporation, partnership, or limited liability company, the accompanying proxy card must be signed in the full corporate, partnership or limited liability company name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, the signer’s full title must be given and a certificate or other evidence of appointment must be furnished. If shares are owned jointly, each joint owner must sign the proxy card.

You can vote in one of four ways. You can vote by mail, you can authorize the voting of your shares over the Internet, you can authorize the voting of your shares by telephone or you can vote in person at the Annual Meeting.

If you choose to vote by mail, you may vote by completing and signing the proxy card that accompanies this Proxy Statement and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The shares you own will be voted according to the instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter described in this Proxy Statement, the shares you own will be voted in accordance with the recommendations of our Board of Directors. If you choose to vote by mail, your vote must be received by 10:00 a.m., Pacific Time, on May 11, 2005.

If you choose to vote by telephone or the Internet, instructions for a stockholder of record to vote by telephone or the Internet are set forth on the enclosed proxy card. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which appears in the shaded area at the top of the proxy card. These procedures, which comply with Delaware law, allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. If you vote by telephone or the Internet, you do not have to mail in your proxy card, but your vote must be received by 11:59 p.m., Eastern Time, on May 10, 2005.

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

Voting Securities

Only stockholders of record on the books of West Marine as of the close of business on March 22, 2005, which has been fixed as the record date in accordance with our bylaws, will be entitled to vote at the Annual Meeting.

As of the close of business on March 22, 2005, there were outstanding 21,014,202 shares of common stock of West Marine, each share of which is entitled to one vote. The presence at the Annual Meeting in person or by proxy of holders of a majority of the issued and outstanding shares of common stock will constitute a quorum for the transaction of business at the meeting or any adjournment thereof, unless notice of the adjournment provides otherwise in accordance with our bylaws. Of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote, the affirmative vote of the majority is required for the election of directors, to amend the West Marine, Inc. Omnibus Equity Incentive Plan, which we refer to as the Equity Incentive Plan, and to ratify the appointment of our independent auditor for fiscal year 2005.

Votes cast in person or by proxy at the Annual Meeting will be tabulated by the election inspector(s) appointed for the meeting, and the election inspector(s) will determine whether or not a quorum is present. For purposes of determining the presence of a quorum, the election inspector(s) will treat abstentions and broker non-votes as shares that are present and entitled to vote. A broker non-vote occurs when the nominee of a beneficial owner with the power to vote on at least one matter does not vote on another matter because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner with respect to such matter.

With respect to the election of directors, a stockholder may vote “For” or “Withhold Authority”. Votes indicating “Withhold Authority” will be counted as a vote against the nominee or slate of nominees. For all other proposals, a stockholder may indicate “For”, “Against” or “Abstain”. An abstention will have the effect of a vote against the applicable proposal. Broker non-votes are not considered shares entitled to vote on the applicable proposal under Delaware law and are not included in determining whether such proposal is approved. Accordingly, if a broker indicates on the proxy that it does not have discretionary authority to vote on a particular matter, it will have no effect on the outcome of a vote on the applicable proposal.

ELECTION OF DIRECTORS

(Proposal No. 1)

Ten directors are to be elected at the Annual Meeting to hold office until the 2006 Annual Meeting of Stockholders or until their respective successors shall have been elected and qualified. The persons named below are nominees for election, and each of the nominees is currently a director. The persons named as proxies intend (unless authority is withheld) to vote for the election of all the nominees as directors.

The Board of Directors has no reason to believe that any nominee for director would be unable or unwilling to serve as a director. If at the time of the Annual Meeting, or any adjournment thereof, any of the nominees is unable or unwilling to serve as a director of West Marine, the persons named in the proxy intend to vote for such substitute nominees as may be nominated by the Governance and Compensation Committee and approved by the Board of Directors or as otherwise directed by the Board of Directors, unless directed by the proxy to do otherwise.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

The following information regarding the nominees, their occupations, employment history and directorships in certain companies is as reported by the respective nominees.

Nominees for Director	Business Experience During Past Five Years and Other Information
Randolph K. Repass	Mr. Repass, 61, has served as Chairman of the Board of West Marine since its founding in 1968. He also has served as Chief Executive Officer, from 1968 to April 1995 and from July 1998 to November 1998, and as President, from 1968 to 1990 and from August 1993 to March 1994. Mr. Repass also is a member of the board of New England Ropes, Inc. He has served as a director and President of Sail America, the sailing industry association, and as a director of the National Marine Manufacturers Association. Mr. Repass’ boating background includes sailboat racing, and cruising on sail and power boats.

Peter L. Harris	Mr. Harris, 61, has served as a director and as Chief Executive Officer of West Marine since January 3, 2005. Mr. Harris began his retail career with GEMCO, the department store subsidiary of Lucky Stores, where he rose to become Chief Executive Officer in 1980. He then served as the Chief Executive Officer of FAO Schwarz from 1985 to 1992. Mr. Harris next became the Chief Executive Officer of software publisher Accolade, and from 1995 to 2000, he served as the Chief Executive Officer of The Picture People, a mall-based retailer. Most recently, Mr. Harris served as the Chief Executive Officer of the National Football League’s San Francisco 49ers, a position he held until July 2004. From July 2004 through December 2004, Mr. Harris performed management consulting services through Phoenix Retailing, a California corporation of which he is the sole shareholder. Mr. Harris serves on the non-profit boards of The George Lucas Education Foundation, The San Francisco Symphony, the San Francisco Chamber of Commerce, The Palo Alto Medical Foundation and Civitas. He also is on the Stanford Athletic Board, and the National Advisory Board of The Positive Coaching Alliance. For much of his life, Mr. Harris has been a casual recreational boater.

Richard E Everett	Mr. Everett, 52, has served as a director of West Marine since 1994. In August of 2003, he was promoted to President of West Marine while continuing as Chief Operating Officer, a position he has held since 1995. Mr. Everett currently oversees the Merchandising, Marketing, Replenishment, Real Estate, Wholesale, Boat Services and Visual Merchandising operations of West Marine. From 2001 to 2002, Mr. Everett also served as President of Retail, which included the Stores and the Catalog (which includes the Internet division). From 1998 to 2001, Mr. Everett served as President of Stores. From 1996 to 1998, he served as Executive Vice President and has held various other positions since joining West Marine in 1981. Mr. Everett’s boating background includes dinghy racing in boats from Lasers to 505’s. He has competed in national Classboat competitions as well as the Etchell World Championships and has successfully completed three Trans-Pacific yacht races.

Geoffrey A. Eisenberg	Mr. Eisenberg, 52, has served as a director of West Marine since 1977. He also served West Marine in numerous senior executive positions from 1976 until 1994. From January 1995 to December 2000, Mr. Eisenberg served as a senior consultant to West Marine. Since December 2000 Mr. Eisenberg has been a part-time, on-call employee of West Marine, available for special projects. Mr. Eisenberg has served as Chief Executive Officer of Salz Leathers Inc. since December 2000 and, from 1997 until 2000, served as Chief Executive Officer of Greenhorn Creek Associates, a real estate and golf development company. Currently, Mr. Eisenberg is a consultant and advisor to a number of companies. He specializes in chief executive officer training and professional management development. Mr. Eisenberg serves on the board of directors of LiveOps Inc, Add-Ventures Inc. and Salz Leathers Inc., and is Chief Financial Officer and a director at Pasatiempo Golf Club. Mr. Eisenberg has participated, both as skipper and crew, in many offshore sailing races and cruises.

Diane Greene	Ms. Greene, 49, has served as a director of West Marine since 2004. She currently serves as Executive Vice President of EMC Corporation and as President of VM Ware, its subsidiary. In 1998, Ms. Greene co-founded VM Ware, a technology company which markets a new category of software, virtual infrastructure and virtual machine management products. She served as VM Ware’s Chief Executive Officer and President until its acquisition by EMC Corporation in January 2004. Ms. Greene also was founder and Chief Executive Officer of Vxtreme, a streaming video company purchased by Microsoft in 1997. Since 2003, Ms. Greene has served on the board of directors of the Dolphins of Monkey Mia Research Foundation, Shark Bay, Western Australia. Ms. Greene grew up in Annapolis, Maryland as part of an active sailing family. She owned and raced at various times a Laser, International 14, 470, 505 and various sailboards. She also has crewed in numerous ocean races including the SORC and Bermuda races. She was the women’s National Doublehanded Dinghy Champion in 1976 and was a three-time women’s division winner of the San Francisco Classic, a long-distance windsurfing race. She is a member of the St. Francis Yacht Club in San Francisco, and holds a degree in Naval Architecture from M.I.T.

David McComas	Mr. McComas, 62, has served as a director of West Marine since 1996 and recently was appointed as the presiding independent director. Mr. McComas has served as President and Chief Executive Officer of Eye Care Centers of America, Inc. since July 2001, and beginning in January 2004, also was elected its Chairman. Mr. McComas also has served as its President and Chief Operating Officer from July 1998 to July 2001. From June 1991 to July 1998, Mr. McComas served as Western Region President and Corporate Vice President and held several other senior management positions with Circuit City Stores, Inc. Mr. McComas has been a boater since acquiring his first boat when he was twelve years old. He is an avid fisherman and has participated in various saltwater bill fishing tournaments over the years on both the east and west coasts. His current boat is a power sport fisher.

Alice M. Richter	Ms. Richter, 51, has served as a director of West Marine since January 2, 2005. Ms. Richter was a certified public accountant with KPMG LLP for 26 years, until her retirement in June 2001. Ms. Richter joined KPMG’s Minneapolis office in 1975 and was admitted to the KPMG partnership in 1987. During her tenure at KPMG, she served as the National Industry Director of KPMG’s U.S. Food and Beverage practice and also has served as a member of the Board of Trustees of the KPMG Foundation from 1991 to 2001. Ms. Richter currently serves on the board of directors of G&K Services, Inc., where she is a member of the audit committee. As an avid water skier, she is never far from a boat.

Peter Roy	Mr. Roy, 48, has served as a director of West Marine since 2001. Mr. Roy is an entrepreneur and business advisor to companies in the healthy lifestyle industry. From 1993 to 1998, Mr. Roy served as President of Whole Foods Market, Inc., a natural food products retailer, and for 5 years prior to that served as its President of the West Coast Region. Mr. Roy also is a director of Avalon Natural Products, Traditional Medicinal, Inc., and Naked Juice. Mr. Roy is a strategic advisor to North Castle Partners, a private equity fund, and also is Chairman of the National Outdoor Leadership School, a non-profit wilderness education school. He is a life-long boater having grown up on the marshes of southern Louisiana. He currently lives on the Inter-coastal waterway in South Carolina with a boat always nearby.

Daniel J. Sweeney, Ph.D.	Dr. Sweeney, 62, has served as a director of West Marine since 2001. Dr. Sweeney is an adjunct professor at the Daniels College of Business at the University of Denver. From June 1995 to June 2000, Dr. Sweeney served as Vice President, Global Consulting, for IBM Global Services, a technology services company. Prior to joining IBM, Dr. Sweeney was Chairman of the Management Horizons Division of Price Waterhouse LLP (now PricewaterhouseCoopers), which provided research and consulting services to the retailing industry. Dr. Sweeney also is an author and commentator on the retailing and consumer marketing industries and has served as an advisor to leading firms in the industry. Dr. Sweeney is a Trustee of the Vail Leadership Institute, a co-founder of The Center for Corporate Change, and a member of the Advisory Board of the Retail Management Institute at Santa Clara University. Dr. Sweeney is an avid outdoorsman pursuing a number of activities including fly fishing, mountain and road biking, outdoor photography, summer and winter hiking and both Nordic and alpine skiing from his home in the Colorado mountains.

William U. Westerfield	Mr. Westerfield, 73, has served as a director of West Marine since 2000. In 1992, Mr. Westerfield retired as an audit partner of Price Waterhouse LLP (now PricewaterhouseCoopers) after having been with the firm for 36 years and serving as an audit partner for 27 years. Mr. Westerfield also currently serves both as a director and audit committee chairman of Gymboree Corporation and Lifetime Hoan Corporation, and on the board of TL Administration Corporation (formerly named Twinlab Corporation, where he served both as a director and chairman of the audit committee). He also serves as a consultant in auditing disputes. Mr. Westerfield lived and worked for many years in the Caribbean, including Puerto Rico and the Dominican Republic, during which time he participated in extensive sailboat racing and cruising. His sailing activities have taken him throughout the Caribbean, the eastern United States and Bermuda, and include a trans-Atlantic crossing. A long standing New York Yacht Club member, Mr. Westerfield received the NYYC Cruising Award in 1988. Mr. Westerfield is a former commodore of Club Nautico de Puerto Rico, and was a racing participant and official of the Jersey Ocean Racing Club and the Atlantic Highlands Yacht Club, and a member of the U.S. Power Squadron. He also serves on the board of the Friends of Bermuda Maritime Museum.

Board of Directors and Committees

During fiscal year 2004, the Board of Directors held five regular meetings and one special meeting. The Board of Directors has an Audit Committee and a Governance and Compensation Committee. Each director attended at least 75% of the total number of meetings of the Board of Directors and meetings of the Committees on which each director served during fiscal year 2004, except for Mr. McComas, who attended 71%. The nominating functions are performed by the Governance and Compensation Committee.

The Board has affirmatively determined that Messrs. McComas, Roy, Sweeney and Westerfield and Mses. Greene and Richter are independent directors, as defined by the NASDAQ listing requirements.

Each director is expected to attend and participate in, either in person or by means of telephonic conference, all scheduled Board meetings and meetings of Committees on which such director is a member. All members of the Board attended last year’s Annual Meeting, and members of the Board of Directors are encouraged to attend the Annual Meeting each year.

Stockholder Communications

West Marine stockholders may communicate directly with members of the Board of Directors or members of the Board’s standing Committees by writing to the following address:

c/o Secretary

West Marine, Inc.

500 Westridge Drive

Watsonville, CA 95076

Stockholders also may email members of the Board of Directors at bod@westmarine.com.

The Secretary of West Marine will summarize all correspondence received and periodically forward summaries to the Board. Members of the Board may at any time request copies of any such correspondence. Communications may be addressed to the attention of the Board, a standing Committee of the Board, or any individual member of the Board or a Committee. Communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requires investigation to verify its content may not be forwarded immediately.

West Marine associates, stockholders and other interested parties may anonymously report any concerns about company activities, including concerns regarding accounting, internal controls over financial reporting or auditing matters, through the “Network Hotline” by calling 1-800-241-5689. Transcriptions of communications relative to such accounting matters will be delivered to West Marine’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Code of Ethics

Since April 2001, West Marine has had a code of business conduct and ethics, referred to as the Code of Ethics for West Marine, Inc. and Subsidiaries, which covers all associates and officers and which was revised in February 2004 to cover directors as well. A copy of this code of ethics is available on West Marine’s website, at http://www.westmarine.com/ under “Investor Relations”, or a printed copy can be obtained by writing to the Secretary, West Marine, Inc., 500 Westridge Drive, Watsonville, California 95076.

West Marine also has adopted a code of ethics for its senior financial officers (including our principal executive officer, principal financial officer and controller). A copy of this code of ethics is available on West Marine’s website at http://www.westmarine.com/ under “Investor Relations”, or a printed copy can be obtained by writing to the Secretary, West Marine, Inc., 500 Westridge Drive, Watsonville, California 95076.

Governance Principles and Practices

West Marine has long believed that good governance is important to ensure that the company is managed for the long-term benefit of its stockholders. Over the years, West Marine has had in place good business practices designed to support this commitment and to maintain the highest level of governance. Management and the Board of Directors periodically review the company’s governance policies and practices, monitoring changes in the law and developments in this area by various authorities active in governance. The following sets forth West Marine’s governance principles and practices to date:

•	Board of Directors:

•	Increased the size of the Board of Directors to 10 directors, which include six independent directors and one non-management director;

•	Provided for one year, rather than staggered, terms in office for all directors;

•	Established procedures by which the directors perform self, peer and full Board assessments, which are conducted and tabulated by a third party consulting firm;

•	Established that, in lieu of a mandatory age or term limit, directors submit a letter of resignation for review by the Governance and Compensation Committee and the Chairman of the Board in connection with the annual Board and peer assessments;

•	Established that new director nominees must meet guidelines developed by the Governance and Compensation Committee;

•	Established a procedure for stockholder nominations of directors;

•	Established a procedure for the determination of “independent” status of director nominees;

•	Non-management directors hold executive sessions regularly;

•	Established the position of “presiding independent director,” which director sets the agenda for and leads executive sessions of the independent directors, and presides over other matters as directed by the Board of Directors;

•	Adopted a policy that members of the Board of Directors may not serve as directors for more than four public companies; and

•	Provided that the positions of Chairman and of Chief Executive Officer are held by two different persons.

•	Committees of the Board of Directors:

•	Adopted for each committee of the Board of Directors a governing charter, which is subject to annual review for compliance with new regulations;

•	Provided for stockholder ratification of the Audit Committee’s appointment of our independent auditors;

•	Increased the number of “financial experts” on the Audit Committee to a majority of committee members;

•	Established that all committees of the Board of Directors are to be comprised solely of “independent” directors; and

•	Non-management directors hold executive sessions regularly.

•	Ethics and Governance:

•	Adopted two codes of ethics, which are posted on our website;

•	Provided that we have no related party transactions with our Chief Executive Officer;

•	Adopted a policy prohibiting loans to executive officers or directors;

•	Adopted a policy for the pre-approval by the Audit Committee of audit and non-audit services to be performed by our independent auditors;

•	Adopted a whistleblower policy, which is posted on our website; and

•	Established an anonymous reporting procedure available for use by our associates and others, which is provided by a third party (which is posted on our website), and which includes a procedure through which any such reporting related to accounting matters is forwarded to the Audit Committee.

•	Compensation and Stock Ownership:

•	Retained outside consultants to perform compensation benchmarking for directors and the new Chief Executive Officer;

•	Adopted procedures by which the Governance and Compensation Committee annually review performance of the Chief Executive Officer, succession planning and the executive compensation process;

•	Established requirements for stock ownership for our senior executives and directors;

•	Established that directors receive a form of their compensation as stock options and/or restricted stock grants; and

•	Adopted an amendment to the Equity Incentive Plan (1) requiring the approval of the stockholders prior to the re-pricing of any stock option or other award grants and (2) clarifying that the automatic annual grant of awards to non-employee directors and Mr. Eisenberg is subject to the overall share limitation under the Equity Incentive Plan.

•	Other:

•	Amended our insider trading policy to establish procedures for compliance with the electronic reporting requirements of the Securities Exchange Commission;

•	Requisitioned a study in connection with the possible implementation of “Enterprise Risk Management” principles;

•	Adopted a Regulation FD policy, which is posted on our website;

•	Established a corporate governance section of our website to provide investors with current information, which includes a link to real time filings with the Securities Exchange Commission and the ability for investors and other interested parties to receive automatic email notification of all such filings; and

•	Adopted a policy that the Board and its Committees have the clear ability to hire their own advisors as they deem necessary.

Our Governance Principles, which cover areas such as director responsibilities and qualifications, management succession and Board access to management, is available on West Marine’s website, at http://www.westmarine.com/ under “Investor Relations”, or a printed copy can be obtained by writing to the Secretary, West Marine, Inc., 500 Westridge Drive, Watsonville, California 95076.

Audit Committee

The members of the 2004 Audit Committee were William Westerfield, David McComas and Peter Roy. Effective February 4, 2005, the members of the Audit Committee are Mr. Westerfield, Mr. Roy and Alice Richter. Each member of the 2004 and current Audit Committee is independent, as defined under the new NASDAQ listing requirements and Section 10A(m)(3) of the Securities Exchange Act of 1934. The Board of Directors has determined that both Mr. Westerfield, Chairman of the Audit Committee, and Ms. Richter qualify as audit committee financial experts, as defined by Securities and Exchange Commission rules. The Audit Committee held eleven meetings during fiscal year 2004. Among the functions performed by the Audit Committee are:

•	to engage or discharge independent auditors;

•	to review with the independent auditors the plan for and results of the auditing engagement;

•	to review West Marine’s internal auditing procedures and the system of internal accounting controls; and

•	to make inquiries into matters within the scope of the Audit Committee’s functions.

The Audit Committee operates pursuant to a written charter, a copy of which is available on West Marine’s website at http://www.westmarine.com/ under “Investor Relations”, or a printed copy can be obtained by writing to the Secretary, West Marine, Inc., 500 Westridge Drive, Watsonville, California 95076. The Audit Committee is scheduled to review and reassess the adequacy of its charter at its regularly-scheduled meeting in May 2005.

The Audit Committee pre-approves fees related to audit and permitted non-audit services, with monetary limits on each service, before the services are rendered. Mr. Westerfield and Ms. Richter have been delegated the authority, as necessary and appropriate between regularly scheduled Audit Committee meetings, to pre-approve additional services or increases in previously approved monetary limits for such services, provided that such services are of a routine and recurring nature, that such services would not impair the independence of the auditor, that fees relative to such services do not exceed $50,000 per project and that Mr. Westerfield or Ms. Richter, as the case may be, report any such interim approvals to the Audit Committee at the next regularly scheduled meeting.

Principal Accounting Firm Fees

Aggregate fees billed to West Marine for the fiscal years ended January 3, 2004 and January 1, 2005, by West Marine’s independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, are as follows:

	Fiscal Year 2004		Fiscal Year 2003
	(in thousands)
Audit Fees		$425		$313
Audit-Related Fees (1)		$286		$210
Tax Fees (2)		$302		$344
All Other Fees	$	- 0 -	$	- 0 -

(1)	Includes fees related to West Marine’s compliance with § 404 of the Sarbanes-Oxley Act of 2002, fees related to the review of correspondence with the Securities and Exchange Commission in 2004, fees for audit of West Marine’s employee benefit plans and, for fiscal year 2003 only, due diligence assistance and consultations related to West Marine’s acquisition of the retail store, catalog sales and wholesale operations of Boat America Corporation.
(2)	Includes fees for tax advice and tax return assistance in fiscal years 2003 and 2004.

The Audit Committee considered whether the provision of the services covered under the captions “Audit- Related Fees” and “Tax Fees” above is compatible with maintaining Deloitte & Touche LLP’s independence, and none of such services were pre-approved pursuant to the de minimis exception provided in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for selecting independent auditors for West Marine and for the review of auditing, accounting, financial reporting and internal control functions at West Marine. In addition, the Audit Committee is responsible for monitoring the quality of West Marine’s accounting principles and financial reporting, the independence of the independent auditors and the non-audit services provided to West Marine by its independent auditors. In discharging its duties, the Audit Committee is expected to:

•	Review and approve the scope of the annual audit and the independent auditors’ fees;

•	Meet independently with West Marine’s internal auditing staff, independent auditors and senior management;

•	Review the general scope of West Marine’s accounting, financial reporting, annual audit and internal audit programs, matters relating to internal control systems and results of the annual audit; and

•	Review disclosures from West Marine’s independent auditors regarding Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

Pursuant to the Auditor Independence Policy adopted by the Audit Committee, West Marine may engage its independent auditors to provide audit and permissible non-audit services that have been approved by the Audit Committee. West Marine shall not engage the independent auditors to perform any services for West Marine or any of its subsidiaries without the prior approval of the Audit Committee. In addition, the independent auditors shall not be engaged to provide any service if the provision of such service to West Marine or any of its subsidiaries would cause the Securities and Exchange Commission or the NASDAQ National Market System to no longer consider the independent auditors to be “independent” or if such engagement would otherwise cause West Marine or any of its subsidiaries to violate any other applicable laws, regulations or policies.

The Board of Directors adopted a written charter for the Audit Committee, which was filed as an appendix to West Marine’s definitive proxy statement filed with the Securities and Exchange Commission on April 7, 2003. This charter reflected the spirit and substance of the National Association of Securities Dealers, Inc. and Securities and Exchange Commission then-existing corporate reform initiatives, which were influenced by the Sarbanes-Oxley Act of 2002.

In connection with the financial statements for the year ended January 1, 2005, the Audit Committee: (i) reviewed and discussed with management the audited consolidated financial statements; (ii) discussed with Deloitte & Touche LLP, independent registered public accounting firm during fiscal year 2004, the matters required by Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees; and (iii) received from the independent auditors the matters required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed such matters with the independent auditors, as well as the independent auditor’s independence, including a consideration of the compatibility of non-audit services with such independence. Based on these reviews and discussions, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in West Marine’s Annual Report on Form 10-K for the year ended January 1, 2005 to be filed with the Securities and Exchange Commission.

The Audit Committee has selected and approved the engagement of Deloitte & Touche LLP, independent registered public accounting firm, as West Marine’s independent auditors for fiscal year 2005.

March 25, 2005

2005 Audit Committee

William U. Westerfield, Chairman

Alice M. Richter

Peter Roy

The Audit Committee Report set forth above will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that West Marine specifically incorporates such reports by reference, and such report will not otherwise be deemed to be soliciting materials or to be filed under such Acts.

Governance and Compensation Committee

The members of the 2004 Governance and Compensation Committee were Daniel J. Sweeney and Diane Greene, and effective February 4, 2005, David McComas joined as a third member of the Governance and Compensation Committee. Each member of the Governance and Compensation Committee is independent, as defined under the new NASDAQ listing requirements. Dr. Sweeney serves as its chairman. The Governance and Compensation Committee held six meetings during fiscal year 2004. Among the functions performed by the Governance and Compensation Committee are (i) reviewing the reasonableness of, and making recommendations to, the Board regarding the compensation of executive officers, senior management and Board of Directors of West Marine, (ii) administering our Equity Incentive Plan, (iii) identifying and recommending to the Board director nominees, and (iv) advising the Board of Directors on governance issues. The Governance and Compensation Committee operates pursuant to a written charter, a copy of which is available on West Marine’s website, at http://www.westmarine.com/ under “Investor Relations”, or a printed copy can be obtained by writing to the Secretary, West Marine, Inc., 500 Westridge Drive, Watsonville, California 95076.

The Governance and Compensation Committee reviews and evaluates all stockholder proposals, including those relating to the nomination of directors, and recommends to the full Board appropriate action on each such proposal. To date, no stockholder or group of stockholders owning more than 5% of West Marine’s common stock for at least one year have put forth any director nominees. All potential nominees, regardless of source, are reviewed under the same process.

West Marine’s directors are elected each year by the company’s stockholders at the Annual Meeting. The Governance and Compensation Committee is responsible for the nomination of director candidates. The Governance and Compensation Committee will identify individuals qualified to become Board members and recommend candidates to fill new or vacant positions. In recommending such candidates, the Governance and Compensation Committee has developed certain guidelines to assist in developing a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. These guidelines include, but are not limited to, judgment, skill, diversity, integrity and experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

The Governance and Compensation Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are anticipated. Various potential candidates for director are then identified. Candidates may come to the attention of the Governance and Compensation Committee through current Board members, professional search firms, stockholders or other industry sources. In evaluating the candidate, the Governance and Compensation Committee will consider factors other than the candidate’s qualifications, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. Candidates are evaluated at regular or special meetings of the Governance and Compensation Committee, and may be considered at any time during the year. In evaluating such candidates, the Governance and Compensation Committee seeks to achieve a balance of knowledge, experience and capability on the Board. In connection with this evaluation, the Governance and Compensation Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Governance and Compensation Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Governance and Compensation Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Governance and Compensation Committee.

Under West Marine’s Governance Principles, a majority of the directors on the Board are required to meet the applicable criteria for director independence, and all members of the Audit Committee and Governance and Compensation Committee must meet the applicable independence criteria for membership on an audit committee, compensation committee or nominations committee (as appropriate), as established by the National Association of Securities Dealers, Inc. and the NASDAQ National Market, as well as all other independence criteria required under applicable law.

There is one nominee for election to the Board this year, Alice M. Richter, who was appointed by the Board on January 2, 2005, but who has not previously been elected by stockholders at an annual meeting. Ms. Richter was recommended to the Governance and Compensation Committee by a colleague of Mr. Westerfield and was evaluated, together with other candidates, through the process described above. After interviewing Ms. Richter and evaluating her in accordance with the guidelines and procedures described above, the Governance and Compensation Committee unanimously recommended Ms. Richter as a director candidate.

Compensation of Directors

In 2004, non-employee directors and Mr. Eisenberg were paid director fees of:

•	$1,000 for each Board meeting attended, payable on the meeting date;

•	$16,000 as an annual retainer, payable quarterly; and

•	$8,000 in the form of West Marine stock granted under the Equity Incentive Plan, payable as of the Annual Meeting.

In addition, during fiscal year 2004, each member of the Governance and Compensation Committee received an annual fee of $6,000 and the chairman of the Governance and Compensation Committee received an additional annual fee of $3,500. Each member of the Audit Committee received an annual fee of $12,000 and the chairman of the Audit Committee received an additional annual fee of $5,000. All of these committee fees were paid in quarterly installments. Non-employee directors also are reimbursed for expenses incurred to attend meetings of the Board of Directors or committees on which they serve.

In 2004, each of Messrs. Westerfield, Sweeney, Roy, McComas and Eisenberg and Ms. Greene was granted a nonqualified stock option to purchase 2,000 shares of common stock at the fair market value of the shares on the date of grant. The option was awarded on May 12, 2004, became exercisable on November 12, 2004, and will remain exercisable until 2014.

In 2005, non-employee directors and Mr. Eisenberg will be paid director fees of:

•	$2,000 for each Board meeting attended, payable on the meeting date;

•	$16,000 as an annual retainer, payable quarterly; and

•	$8,000 in the form of West Marine common stock and $6,000 of restricted stock granted under the Equity Incentive Plan, payable as of each Annual Meeting.

The $6,000 of restricted stock will vest one year after the date it is granted. In addition, following each Annual Meeting, each non-employee director and Mr. Eisenberg, if nominated for re-election and so elected by stockholders, will receive a grant of, at their election, either an option exercisable for 3,000 shares of common stock or 1,000 shares of restricted stock. However, following the first annual meeting at which a director is nominated for election and so elected by stockholders, such a director instead will receive a grant of, at their election, either an option exercisable for 4,500 shares of common stock or an award of 1,500 shares of restricted stock. Ms. Richter is the only director nominee to be elected at the 2005 Annual Meeting who is eligible for this initial grant. The options will be granted with an exercise price equal to the fair market value of West Marine’s common stock on the grant date, and the options will become exercisable six months following the date of the award. All restricted shares will vest one year after the grant date. The Board generally expects that directors will hold the shares received as restricted stock grants until such time as they leave the West Marine Board of Directors.

The chairman of the Audit Committee, designated as an audit committee financial expert under Securities and Exchange Commission rules, will continue to receive an additional annual retainer of $17,000, and Ms. Richter, the new Audit Committee member whom the Board also has designated as an audit committee financial expert, also will receive an additional annual retainer of $17,000. The remaining member of the Audit Committee will continue to receive an additional annual retainer of $12,000. The chairman of the Governance and Compensation Committee will receive an additional annual retainer of $15,000, and each other member of the Governance and Compensation Committee will receive an additional annual retainer of $9,500.

All non-employee directors and Mr. Eisenberg will continue to be reimbursed for travel and other out-of-pocket expenses incurred by them that are incidental to their service on the Board of Directors.

Directors who are employees of West Marine do not receive any compensation for serving on the Board of Directors. However, in 2004, Mr. Eisenberg received the director compensation and reimbursements described above, but he did not receive any additional compensation or benefits (other than a de minimis 401(k) matching contribution and participation in our dental plan) in his role as a part-time, on call employee of West Marine.

In addition, in May 2005, our directors may elect to participate in our medical and dental plans, subject to the same contribution levels as our associates.

Executive Compensation

The following table sets forth certain information for fiscal years 2004, 2003 and 2002, concerning the cash and non-cash compensation for services in all capacities to West Marine and its subsidiaries earned by, awarded to or paid to, the Chief Executive Officer, as well as the other two most highly compensated executive officers.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($)(1)
John Edmondson(2) Chief Executive Officer	2004 2003 2002	$527,568 506,336 483,120	$46,639 183,060 450,184	50,000 50,000 75,000	$21,297 4,377 5,842
Richard E Everett President and Chief Operating Officer	2004 2003 2002	$344,641 319,213 304,547	$20,475 76,932 189,193	35,000 35,000 40,000	$15,165 4,275 4,882
Eric S. Nelson Senior Vice President, Secretary and Chief Financial Officer	2004 2003 2002	$275,018 209,431 170,577	$11,934 42,984 81,854	19,000 27,000 20,000	$12,854 3,002 2,821

(1)	Reflects (i) matching contributions to the West Marine, Inc. 401(k) Plan made on behalf of the named executive officer, (ii) insurance premiums paid by West Marine for term life insurance secured for the benefit of West Marine’s executive officers, and (iii) gross-up of life insurance premiums and financial services in fiscal year 2004 as follows: Mr. Edmondson $3,300, $7,181 and $10,816, respectively; Mr. Everett $4,731, $2,236 and $8,198, respectively; Mr. Nelson $3,141, $1,738 and $7,975, respectively.
(2)	Mr. Edmondson resigned as Chief Executive Officer of West Marine, effective as of January 3, 2005.

Long-Term Incentives

In general, West Marine provides long-term incentives to the named executive officers through awards under its Equity Incentive Plan. The Equity Incentive Plan provides for various forms of equity-based incentive compensation with respect to our common stock, including stock options, stock appreciation rights, stock bonuses, restricted stock awards and performance units and awards consisting of combinations of such incentives.

The following table sets forth for the named executive officers information regarding stock options granted under the West Marine Equity Incentive Plan during the fiscal year ended January 1, 2005:

OPTION GRANTS IN FISCAL YEAR 2004

Name	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
	Number of Securities Underlying Options Granted(#)(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)(2)	Expiration Date(3)
					5%	10%
John Edmondson	50,000	8.12%	$29.70	02/27/2014	$933,909	$2,366,708
Richard E Everett	35,000	5.68%	$29.70	02/27/2014	$653,736	$1,656,695
Eric S. Nelson	19,000	3.08%	$29.70	02/27/2014	$354,885	$899,349

(1)	These options are exercisable in annual increments of 20% commencing one year from the date of grant. Under the terms of the Equity Incentive Plan, the Governance and Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options.
(2)	All options were granted at fair market value at date of grant.
(3)	All options granted in fiscal 2004 were granted for a term of ten years, conditioned on continued employment.
(4)	Potential realizable values are reported net of the option exercise price. Under Securities and Exchange Commission rules, the dollar amounts under these columns have been calculated assuming 5% and 10% annual rates of return (determined from the price of our common stock at the date of grant, not the current market value, of our common stock) set by the Securities and Exchange Commission, and therefore, are not intended to forecast possible future appreciation, if any, of West Marine’s common stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock as well as the optionholder’s continued employment through the vesting period. The potential realizable value calculation assumes that the optionholder waits until the end of the ten year option term to exercise the option.

The following table sets forth information related to the exercise of stock options during fiscal 2004 and the number and value of stock options held by the named executive officers as of January 1, 2005.

OPTION EXERCISES IN FISCAL YEAR 2004

AND OPTION VALUES AT FISCAL YEAR END

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Unexercised Options at January 1, 2005 (#)		Value of Unexercised In-the-Money Options at January 1, 2005 ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John Edmondson	107,500	$1,907,816	0	165,000	$0	$1,251,027
Richard E Everett	0	$0	152,337	91,560	$1,596,597	$494,890
Eric S. Nelson	12,000	$237,725	5,400	62,600	$48,822	$463,839

(1)	Based on a price per share of $24.75 which was the price of a share of West Marine common stock on the Nasdaq National Market at the close of business on December 31, 2004.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information about West Marine’s equity compensation plans as of January 1, 2005. All outstanding awards relate to West Marine’s common stock.

	(a)		(b)		(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted-average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans/arrangements approved by securityholders	2,686,401	(1)	$15.92	(1)	776,112	(2)
Equity compensation plans/arrangements not approved by securityholders	- 0 -		- 0 -		- 0 -

(1)	Pertains to stock options outstanding under the Equity Incentive Plan. Does not include purchase rights accruing under the Associate Stock Buying Plan as the number of shares issuable and the exercise price under that plan will not be determinable until the end of the current offering period, April 29, 2005.
(2)	Includes 504,205 shares of common stock reserved for future issuance under the Equity Incentive Plan, but does not take into account the 360,000 shares underlying options granted to Peter L. Harris upon his joining the company as of January 3, 2005, and includes 271,907 shares of common stock reserved for issuance under the Associates Stock Buying Plan. Does not include the 1,600,000 shares of common stock that are subject to stockholder approval in Proposal No. 2.

Employment Arrangements

On December 6, 2004, West Marine’s Board of Directors unanimously appointed Peter L. Harris as West Marine’s new Chief Executive Officer, and Mr. Harris assumed the position of Chief Executive Officer on January 3, 2005. Also on December 6, 2004, West Marine and Peter L. Harris entered into an employment agreement with a term of seven years. West Marine paid Mr. Harris a signing bonus of $175,000, and he is entitled to receive an annual salary of $800,000, with annual increases following each annual review in accordance with company guidelines for pay increases. Mr. Harris also is eligible annually to receive a bonus with a target amount equal to 100% of his annual salary; the bonus will be increased or decreased depending upon whether West Marine achieves certain mutually agreed financial targets for the year. If the annual bonus exceeds 50% of his salary, Mr. Harris would use such excess to purchase West Marine common stock in the open market. West Marine granted Mr. Harris options to purchase 360,000 shares of common stock that vest, 20% after the first year and in monthly installments thereafter over the following 48 months; however, in the event of a change in control of West Marine, or if Mr. Harris’ employment terminates as a result of his death or disability, all of the stock options become fully vested. In addition, if Mr. Harris’ employment terminates as a result of his death or disability, his stock options will remain exercisable for two years after his termination of employment. Each fiscal year after 2005, Mr. Harris will be eligible to receive additional equity-based awards at the discretion of the Governance and Compensation Committee.

West Marine has agreed to pay Mr. Harris severance benefits in the event his employment is involuntarily terminated. If Mr. Harris’ employment is terminated without cause, or if he is constructively terminated, (i) prior to March 31, 2006, (ii) after March 31, 2006 but prior to December 31, 2011, or (iii) within 6 months before or 12 months after a change in control of West Marine, then he will be entitled, respectively: (A) to receive a severance payment equal to 12 months of his salary, to continue to vest in any outstanding stock options for a period of 12 months, and to continue to exercise such stock options for a period of 24 months after the termination of his employment; (B) to receive a severance payment equal to 18 months of his salary, to continue to vest in any outstanding stock options for a period of 18 months, and to continue to exercise such stock options for a period of 24 months after the termination of his employment; or (C) to receive a severance payment equal to 24 months of his salary, and to continue to exercise his stock options for a period of 60 months after the termination of his employment. In addition, if Mr. Harris’ employment is terminated without cause, or if he is constructively terminated, then Mr. Harris is entitled to receive a pro-rated bonus for the year in which his employment is terminated. Additionally, for (i) termination without cause or constructive termination, or (ii) termination due to a change in control of the company, Mr. Harris has agreed to remain a part-time employee of the company for the number of hours and type of services to be mutually determined and he will be entitled to participate in West Marine’s group health benefits for 24 or 60 months following the termination of his employment for the reasons indicated in (i) or (ii) above, respectively. If Mr. Harris’ employment as Chief Executive Officer is not terminated until on or after December 31, 2011, then upon his termination, West Marine will pay him a pro-rated bonus for the year in which his employment is terminated, and for a period of 60 months thereafter he will be entitled to participate in West Marine’s group health benefits and continue to vest in (and exercise) any stock options which were outstanding at the time he ceased to be the Chief Executive Officer.

Mr. Harris also has entered into a confidentiality and non-solicitation agreement which restricts his use of West Marine confidential information, his solicitation of West Marine employees, and his interference with West Marine contractual arrangements during the term of his employment and for two years after the termination of his employment. In addition, West Marine has entered into its standard indemnification agreement with Mr. Harris.

In March 2002, West Marine entered into an employment agreement with Mr. Edmondson to serve as President and Chief Executive Officer. Under the agreement, Mr. Edmondson was entitled to receive an annual base salary, subject to merit increases, and a target annual bonus of 75% of salary, subject to adjustment up or down based on West Marine’s financial results. If the annual bonus exceeded 50% of his salary, Mr. Edmondson would use such excess to purchase West Marine common stock on the open market. Mr. Edmondson was eligible to receive, as recommended by the Governance and Compensation Committee, an annual stock option grant with a minimum market value of $1 million, provided that in the event West Marine common stock was selling for less than $20.00 per share, the option grant would have been 50,000 shares. The options become exercisable in installments of 20% per year and have a life of 10 years. In connection with the appointment on December 6, 2004 by West Marine’s Board of Directors of Peter L. Harris as West Marine’s new Chief Executive Officer, effective January 3, 2005,

Mr. Edmondson stepped down from the position of Chief Executive Officer on January 3, 2005. In light of the recruitment of Mr. Harris as CEO, Mr. Edmondson is entitled to severance pay in an amount equal to his regular bonus for 2004, and West Marine will continue to employ Mr. Edmondson on a part-time basis for a 5 year period for a number of hours and types of services mutually agreed upon. During such period, Mr. Edmondson will continue to vest in any stock options he received prior to his termination as Chief Executive Officer and will be entitled to continue to participate in West Marine’s group health plan on terms equivalent to those he received immediately prior to termination as Chief Executive Officer. As part of the employment agreement, Mr. Edmondson also entered into West Marine’s employee confidentiality and two-year non-compete agreement.

In August 1999, West Marine entered into an executive termination and compensation agreement with Mr. Everett, which was amended in August 2003 and again in January 2005. The agreement, as amended, provides that, if Mr. Everett is terminated without cause or is constructively terminated, including if he voluntarily terminated employment within 22 months after a change in control he will receive for a period of 18 months after the date of termination (i) severance pay equal to his base salary, offset by the amount of any compensation he receives from new employment, and (ii) continued health and life insurance benefits. Upon termination of his employment, Mr. Everett will cease to vest in any outstanding stock options but will have a period of up to five years to exercise any vested options. In addition, West Marine has agreed to retain Mr. Everett as a consultant for a period of five years after his termination of employment, during which time he would be entitled to fees at an hourly rate based upon his final salary, as well as continued health and life insurance benefits. The agreement also includes a one-year non-compete agreement.

In February 2000, West Marine entered into an employment agreement with Mr. Eric Nelson to serve as Vice President and Controller. Under the agreement, Mr. Nelson is entitled to receive an annual salary of $150,000 and a bonus of 30% of salary, subject to adjustment up or down based on West Marine’s financial results. If Mr. Nelson’s employment is terminated other than for cause, then he will be entitled to severance pay in an amount equal to his base salary for a period of six months. In August 2004, West Marine entered into an executive termination and compensation agreement with Mr. Nelson which provides Mr. Nelson with special rights if he is subjected to an adverse job change for reasons other than cause, death or disability. An adverse job change consists of a substantial reduction in Mr. Nelson’s job responsibilities, title, position or full-time employment. Under the agreement, if the adverse job change occurred in the second half of the West Marine’s fiscal year, Mr. Nelson will be entitled to a prorated bonus for the year that included the adverse job change. In addition, for a period of one year following an adverse job change, Mr. Nelson will be entitled to receive his base salary and group health insurance benefits, and he will be able to continue to exercise any stock options which were vested on the date of the adverse job change.

Performance Graph

The following graph compares the five-year cumulative total stockholder return on West Marine common stock with the five-year cumulative total return of (i) the Nasdaq Market Index and (ii) peer companies in the CoreData Industry Group 745 – Specialty Retail, Other (formerly Media General Specialty Retail – Other) index. The graph showing the CoreData Industry Group 745 – Specialty Retail, Other was compiled and prepared for West Marine by CoreData, Inc. The index presented below consists of 54† specialty retailers.

[Graph omitted; data points as follows:]

	01/01/00	12/30/00	12/29/01	12/28/02	01/03/04	01/01/05
WEST MARINE, INC.	100.00	50.00	169.70	166.91	323.76	300.00
COREDATA GROUP INDEX	100.00	73.20	123.69	122.02	177.62	214.61
NASDAQ MARKET INDEX	100.00	62.85	50.10	34.95	52.55	56.97

The performance graph set forth above will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference, and will not otherwise be deemed to be soliciting material or to be filed under such Acts.

†	The specialty retailers in the CoreData Industry Group 745 – Specialty Retail, Other index that are included in West Marine’s performance graph are as follows: A.C. Moore Arts & Crafts, Inc., Able Energy, Inc., AFV Solutions, Inc., Barnes & Noble, Inc., Books-A-Million, Inc., Borders Group, Inc., Cash America International, Inc., Cimbix Corporation, Collectors Universe, Inc., Defense Industries International, Inc., Donini, Inc., Emerging Vision, Inc., EZCORP, Inc., Factory Card & Party Outlet Corp., Ferrellgas Partners, L.P., First Cash Financial Services, Inc., Gallery of History, Inc., Gander Mountain Company, Genex Pharmaceutical, Inc., Glacier Water Services, Inc., Global Imaging Systems, Inc., Hancock Fabrics, Inc., Hastings Entertainment, Inc., Holmes Herbs, Inc., Jo-Ann Stores, Inc., MarineMax, Inc., Medical Nutrition USA, Inc., Medifast, Inc., National Vision, Inc., Natural Health Trends Corp., Office Depot, Inc., OurPet’s Company, Overstock.com, Inc., Party City Corporation, Peabodys Coffee, Inc., PETCO Animal Supplies, Inc., PetSmart, Inc., RedEnvelope, Inc., Sharper Image Corporation, Staples, Inc., Star Gas Partners, L.P., Suburban Propane Partners, L.P., Suncoast Naturals, Inc., Surequest Systems, Inc., Surge Global Energy, Inc., Tasty Fries, Inc., Tractor Supply Company, Travis Boats & Motors, Inc., Ultrapar Participacoes S.A., United Fuel & Energy Corporation, Wireless Age Communications, Inc., Xponential, Inc., Zaldiva, Inc. and West Marine, Inc.

Governance and Compensation Committee Interlocks and Insider Participation

The Governance and Compensation Committee consists of Dr. Sweeney, Mr. McComas and Ms. Greene, each of whom are independent directors as defined by the new NASDAQ listing requirements. No director, executive officer or member of the Governance and Compensation Committee has any interlocking relationship with any other company that would require disclosure in this Proxy Statement.

GOVERNANCE AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Governance and Compensation Committee is responsible for developing compensation plans, reviewing compensation levels and approving compensation policies.

Compensation Policy

West Marine’s compensation policies are intended to attract, motivate and reward highly qualified executives for the execution of long-term strategic management and the enhancement of stockholder value. Additionally, the policies support a performance-oriented environment directed towards specific company goals and serve to retain executives whose abilities are critical to West Marine’s long-term success and competitiveness.

In developing compensation plans and reviewing compensation levels, the Governance and Compensation Committee reviewed last year’s compensation report and a peer group study on salary and bonus levels as reported in proxy statements, which allows West Marine to examine compensation levels at companies with which it competes for talent in the marketplace. The peer group study included a comparison of the base salary and annual incentives programs of the peer group with that of West Marine. West Marine was compared to the National Retail Federation Foundation’s Annual Specialty Store Compensation and Benefit Survey. This survey covered 71 retail companies, of which 10 are in the CoreData Industry Group 745 – Specialty Retail index that West Marine uses as a peer group for its performance graph that appears on page [19]. West Marine’s compensation practices compare favorably with those in these peer group studies. The Governance and Compensation Committee was then presented with the Chief Executive Officer’s statement of proposed executive pay ranges, which included base salary and incentive compensation levels for executive officers. The Governance and Compensation Committee reviewed and approved the proposed ranges.

Executive Officers’ Compensation

The compensation of executive officers consists of three components:

•	base salary;

•	annual incentive compensation; and

•	long-term (equity) incentive awards.

Base Salary. Base salary is designed to provide meaningful levels of compensation to executives, while helping to manage fixed costs. Salaries for top executives are determined annually, and are based on:

•	job scope and responsibilities;

•	company, business unit and individual performance; and

•	competitive rates for similar positions as indicated by the peer group study.

We have targeted executive officers’ salaries at a competitive level for comparable companies. When considered together with annual and long-term compensation, we believe these levels are adequate to attract and retain key executives.

Annual Incentive Compensation. Short-term incentives for executive officers are intended to reflect our policy that a significant portion of the annual compensation of executive officers who have a material impact on West

Marine’s performance should be contingent upon a comparison of an individual executive’s performance against pre-established objectives for West Marine and the individual officer. The bonus program closely ties the executive officer awards to the overall growth of West Marine’s net income and comparable store sales. The short-term incentives received by executive officers were determined by a formula based on:

•	annual base salary;

•	net income performance; and

•	comparable store sales.

Short-term incentives are based on the achievement of goals relating to performance in the fiscal year. Objective performance goals are set to represent a range of performance, with the level of the associated incentive award varying with different levels of performance achievement. The “minimum” goal is set to reflect the minimum acceptable levels of performance which will warrant payment of incentive awards. The “maximum” goal reflects an ambitious level of performance which would be attainable only in an outstanding year.

Bonuses were paid for 2004 to the executive officers based on a sliding scale for net income and comparable store sales. For fiscal year 2004, net income rose to $25.5 million which reflects a 27.1% increase over net income of $20.1 million for fiscal year 2003. Comparable store sales for fiscal year 2004 increased 0.3% compared to the same period a year ago. The bonuses were paid at 11.7% of eligibility using this sliding scale.

Long-Term (Equity) Incentive Compensation. Long-term incentives generally are provided through the issuance of stock options for common stock under the Equity Incentive Plan. A stock option permits the holder to buy West Marine common stock at a specific price during a specific period of time. If the price of our common stock rises, the option increases in value. The intent of such stock option awards is to motivate executive officers to perform at levels that will result in better company performance and enhanced stock value, thereby linking the interests of management and stockholders. In general, stock option awards are issued annually with an exercise price equal to the market price of our common stock. The number of options granted for each executive is based on individual performance, level of responsibility and amount and terms of past awards.

All options issued in fiscal years 2004, 2003 and 2002 have a ten-year term. To encourage continued employment with West Marine, these options vest over a five-year period, typically with 20% becoming exercisable one year after the date of grant and an additional 20% becoming exercisable each year thereafter.

Chief Executive Officer Compensation

The executive compensation policy previously described is applied in establishing the Chief Executive Officer’s compensation each year. Mr. Edmondson’s compensation package included a salary with a target annual bonus of 75% of salary. The maximum bonus payable was three times that amount. Mr. Edmondson’s bonus for 2004 primarily was based on net income and comparable store sales results. In addition, Mr. Edmondson was granted stock options to purchase shares of common stock annually as recommended by the Governance and Compensation Committee, subject to a minimum grant equal to the greater of 50,000 shares or the number of shares which have a market value as of the date of grant of $1 million.

In fiscal year 2004, Mr. Edmondson had a base salary of $527,568. On the basis of West Marine’s performance versus established goals, as described above, the Governance and Compensation Committee determined that Mr. Edmondson had earned a bonus for fiscal year 2004 of $46,639.

Mr. Harris’ compensation package includes an initial base salary of $800,000 with a target annual bonus of 100% of salary, which will be increased or decreased depending upon whether West Marine achieves certain mutually agreed financial targets for the year. Mr. Harris also received a signing bonus of $175,000 and was granted options to purchase 360,000 shares of common stock with an exercise price equal to the fair market value of the stock on January 3, 2005. These options vest 20% on January 1, 2006 and then ratably each month over the following 48 months. Each fiscal year after 2005, Mr. Harris will be eligible to receive equity-based awards at the discretion of the Governance and Compensation Committee. In recruiting Mr. Harris, the Governance and Compensation Committee consulted with an independent compensation consultant.

Compensation for the Chairman of the Board

The Chairman of the Board of Directors of West Marine, Randolph K. Repass, had a base salary in fiscal year 2004 of $100,000. Mr. Repass currently holds 6,428,358 shares or approximately 30.7% of the outstanding common stock. Mr. Repass has not been granted any stock options since the initial public offering in 1993 and receives no bonus.

Tax Deductibility Considerations

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to the executive officers named in this proxy statement unless certain requirements are met. It is the present intention of the Governance and Compensation Committee to preserve the deductibility of compensation under Section 162(m) to the extent it believes that doing so would be consistent with the best interests of stockholders. Accordingly, it will be the policy of the Governance and Compensation Committee to consider the impact, if any, of Section 162(m) on West Marine and to document as necessary specific performance goals and take all other reasonable steps in order to preserve West Marine’s tax deductions. Consistent with such policy, long-term incentive compensation awards, particularly stock option awards, generally are designed to meet the requirements for deductibility under Section 162(m) as bonus awards.

March 25, 2005

2004 Governance and Compensation Committee
Daniel J. Sweeney, Chairman
Diane Greene

The Governance and Compensation Committee Report set forth above will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate such reports by reference, and such report will not otherwise be deemed to be soliciting materials or to be filed under such Acts.

Security Ownership of Management and Certain Beneficial Owners

The following table indicates, as to (i) each person who is known to own beneficially 5% or more of the outstanding shares of our common stock, (ii) each director and director nominee, (iii) each named executive officer and (iv) all directors and executive officers as a group, the number of shares and percentage of common stock beneficially owned as of February 28, 2005. As of the close of business on February 28, 2005, there were outstanding 20,919,191 shares of common stock of West Marine.

Beneficial Owner	Amount and Nature of common stock Beneficially Owned as of February 28, 2005(1)
	Number of Shares		Percent
Randolph K. Repass (2)	6,428,358	(3)	30.7%
John Edmondson	84,134	(4)	*
Peter L. Harris	0	(4)	*
Richard E Everett	213,467	(4)	*
Eric Nelson	29,295	(4)	*
Geoffrey A. Eisenberg	472,169	(5)	2.3%
David McComas	40,339	(6)	*
Diane Greene	2,305	(6)	*
Alice M. Richter	0	(6)	*
Peter Roy	18,147	(6)	*
Daniel J. Sweeney	10,347	(6)	*
William U. Westerfield	7,147	(6)	*
All directors and executive officers as a group (9 persons)	7,365,866	(7)	35.2%
Columbia Wanger Asset Management, L.P.	1,395,000	(8)	6.7%
Franklin Resources, Inc.	1,291,440	(9)	6.2%
FMR Corp.	941,600	(10)	4.5%

*	Less than one percent.
(1)	Except as otherwise noted, each person has sole voting and investment power over the common stock shown as beneficially owned, subject to community property laws where applicable.
(2)	The address of Mr. Repass is 500 Westridge Drive, Watsonville, California 95076-4100.
(3)	Includes 254,600 shares held by Mr. Repass’ wife. Also includes 20,800 shares held by Mr. Repass’ minor son and 160,900 shares held by the Repass-Rodgers Family Foundation Inc. Mr. Repass has sole voting and dispositive power with respect to 6,173,758 shares and is deemed to have shared voting and dispositive power with respect to 254,600 shares. Mr. Repass disclaims beneficial ownership of all shares attributed to his spouse and all shares held by the Repass-Rodgers Family Foundation.
(4)	Includes stock options exercisable within 60 days to purchase shares as follows: John Edmondson, 45,000 shares; Richard E Everett, 178,917 shares; and Eric Nelson, 26,600 shares.
(5)	Includes stock options exercisable within 60 days to purchase 14,000 shares. Also includes 10,640 shares held by Mr. Eisenberg’s minor children.
(6)	Includes stock options exercisable within 60 days to purchase shares as follows: Diane Greene, 2,000 shares; David McComas, 29,812 shares; Alice M. Richter, 0 shares; Peter Roy, 8,000 shares; Daniel J. Sweeney, 8,000 shares; and William Westerfield, 6,000 shares.
(7)	Includes stock options exercisable within 60 days to purchase 377,716 shares.
(8)	The information contained in the table and these footnotes with respect to Columbia Wanger Asset Management, L.P., is based solely on a statement on Schedule 13G, reporting beneficial ownership as of December 31, 2004, to the effect that (a) it (directly or indirectly) has shared dispositive power over all of these shares and (b) it has shared voting power over all of these shares.
(9)	The information contained in the table and these footnotes with respect to Franklin Resources, Inc. is based solely on a statement on Schedule 13G, reporting beneficial ownership as of December 31, 2004, to the effect that (a) it (directly or indirectly) has sole dispositive power over all these shares, (b) it has sole voting power over all of these shares and no shared voting power and (c) these shares are held by investment companies and institutional accounts which are advised by subsidiaries of Franklin Resources, Inc. pursuant to advisory contracts which grant to such subsidiaries all investment and voting power over these shares.

(10)	The information contained in the table and these footnotes with respect to FMR Corp., a holding company, is based solely on a statement on Schedule 13G, reporting beneficial ownership as of December 31, 2004, to the effect that (a) it (directly or indirectly) has sole dispositive power over all these shares, (b) it has sole voting power over none of these shares and no shared voting power, (c) these shares are held principally by Fidelity Management & Research Company, a wholly-owned investment adviser and (d) members of the family of Edward C. Johnson 3d, including Mr. Johnson, the Chairman of FMR Corp., and his daughter Abigail P. Johnson, a director, may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership of West Marine common stock with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulation to furnish West Marine with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports received by West Marine, or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that, during the period from January 4, 2004 to January 1, 2005, our executive officers, directors and greater than 10% stockholders filed on a timely basis all reports due under Section 16(a).

Certain Transactions

Since February 2002, West Marine has leased its store in Palo Alto, California from the FBO Trust, for which Randolph K. Repass is the trustee. Prior to that, West Marine leased its Palo Alto store directly from Randolph K. Repass. West Marine also leases its store in New Bedford, Massachusetts from a corporation of which Mr. Repass’ brother is the President and his father is a member of the board of directors and a major stockholder. In addition, West Marine leases its Watsonville Support Center and its stores in Santa Cruz, California and Braintree, Massachusetts from three partnerships. The Watsonville Support Center is expected to be expanded by 7,000 square feet in 2005. West Marine has agreed to lease this additional space, but will not provide any construction financing. Mr. Repass is a general partner of each such partnership and, together with certain members of his family, owns substantially all of the partnership interests in such partnerships. Richard E Everett is a 2.5% limited partner in one of the partnerships, and Geoffrey A. Eisenberg is a 7.5% limited partner in two of the partnerships. Pursuant to these leases, West Marine paid rent to Mr. Repass and such corporation and partnerships, as appropriate, during fiscal years 2004, 2003 and 2002 in the aggregate amount of approximately $1.6 million, $1.6 million and $1.4 million, respectively. Using comparative information, management has determined that these transactions are at terms that are favorable to West Marine.

Mr. Repass is a member of the board of directors and a stockholder of New England Ropes, Inc., a major supplier of West Marine. Mr. Repass’ brother is the President and his father is a member of the board of directors and a major stockholder of New England Ropes, Inc. West Marine’s cost of sales during fiscal years 2004, 2003 and 2002 included $10.0 million, $7.9 million and $7.1 million, respectively, related to purchases from New England Ropes, Inc. Accounts payable to New England Ropes, Inc. at fiscal year end 2004 and 2003 were $158,498 and $8,400, respectively. Using comparative information, management has determined that these transactions are at terms that are favorable to West Marine.

AMENDMENT TO EQUITY INCENTIVE PLAN

(Proposal No. 2)

At the 2002 Annual Meeting, the stockholders adopted the West Marine, Inc. Omnibus Equity Incentive Plan, as amended and restated effective as of March 2002. As approved, the total number of shares available for grant under the Equity Incentive Plan, including shares subject to awards previously issued and outstanding, could not exceed 6,450,000. As of January 4, 2005, there were 144,205 shares of common stock available for issuance under the plan. The Board of Directors, upon the recommendation of the Governance and Compensation Committee, has approved an amendment to the Equity Incentive Plan to increase the aggregate number of shares authorized for issuance by 1.6 million subject to approval by stockholders at the 2005 Annual Meeting, and to adjust the equity awards payable to non-employee directors.

Set forth below is a summary of the principal features of the Equity Incentive Plan. This summary is qualified in its entirety by reference to the complete text of the plan.

Purpose. The purpose of the Equity Incentive Plan is to promote the success and enhance the value of West Marine by linking the personal interests of participating employees, directors and consultants to those of West Marine’s stockholders and by providing such employees, directors and consultants with an incentive for outstanding performance. The Equity Incentive Plan is further intended to provide West Marine with the flexibility to further motivate, attract and retain the services of participating employees, directors and consultants upon whose judgment, interest and special efforts West Marine is largely dependent for the successful conduct of its operations.

Administration. The Equity Incentive Plan is administered by a committee appointed by the Board of Directors, which currently is the Governance and Compensation Committee. Except with respect to certain nondiscretionary awards to the non-employee directors, the Governance and Compensation Committee has sole discretion, subject to the limitations in the plan, to determine the individuals to whom awards will be made, the amounts and types of awards to be made, and the terms, conditions and limitations applicable to each award.

Type and Number of Awards Authorized Under the Plan. The Equity Incentive Plan permits the Governance and Compensation Committee to grant awards of stock options, stock appreciation rights, restricted stock, performance units and performance shares. The Board of Directors has approved, subject to stockholder approval, an additional 1.6 million shares of common stock to be reserved for issuance under the plan. If this proposal is approved, the aggregate number of shares authorized for issuance will be 8,050,000 and there will be 1,744,205 shares of West Marine’s common stock currently available for awards under the plan. The number and types of shares available for awards may be adjusted by the Governance and Compensation Committee, in its sole discretion, to reflect any change in the common stock due to any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, stock split, combination or similar corporate event.

Eligibility to Receive Awards. Key employees of West Marine and its subsidiaries, West Marine’s non-employee directors, and persons who provide significant consulting services to West Marine or its subsidiaries (but who are neither employees of West Marine or its subsidiaries nor directors of West Marine) are eligible for awards under the Equity Incentive Plan. Incentive stock options may be granted only to employees. This group of eligible participants consists of approximately 3,300 individuals. Randolph K. Repass is not eligible to participate in any awards under the plan.

Options. The Governance and Compensation Committee may issue incentive stock options (which carry special income tax benefits under Section 421 of the Internal Revenue Code) or nonqualified stock options. The exercise price of the shares subject to each nonqualified stock option is set by the Governance and Compensation Committee, but may not be less than 50% of the fair market value of the common stock on the date the option is granted. Historically, under the Equity Incentive Plan, awards of nonqualified stock options have been issued at fair market value. The exercise price of the shares subject to each incentive stock option may not be less than 100% of the fair market value of the common stock on the date the option is granted. In addition, the exercise price of an incentive stock option must be at least 110% of the fair market value of the common stock if on the grant date the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of West Marine or any of its subsidiaries. Options granted under the plan are exercisable at the times and on the terms established by the

Governance and Compensation Committee, and the Governance and Compensation Committee may accelerate the exercisability of any option. The option exercise price must be paid in full in cash or its equivalent at the time of exercise. The Governance and Compensation Committee also may permit payment of the option exercise price by the tender of previously acquired shares of West Marine’s stock (which has been held at least six months) or such other legal consideration which the Governance and Compensation Committee determines to be consistent with the plan’s purpose and applicable law.

Stock Appreciation Rights (SARs). The Equity Incentive Plan permits the grant of three types of SARs: Affiliated SARs, Freestanding SARs and Tandem SARs, and any combination thereof. An Affiliated SAR is one that is granted in connection with an option and under which the SAR automatically will be exercised simultaneously with the exercise of the option. A Freestanding SAR is one that is granted independently of any options. A Tandem SAR is one that is granted in connection with an option, and under which the exercise of the SAR requires a forfeiture of the right to purchase a share under the related option (and, alternatively, when a share is purchased under the option, the SAR is forfeited). The Governance and Compensation Committee has complete discretion to determine the number of SARs granted to any recipient and the terms and conditions of such SARs. However, the grant price of the SAR must be no less than the fair market value of a share of West Marine’s common stock on the date of grant in the case of a Freestanding SAR and equal to the option exercise price of the related option in the case of an Affiliated or Tandem SAR.

Restricted Stock or Bonus Stock Awards. The Equity Incentive Plan permits the grant of restricted stock and bonus stock awards under which recipients receive shares of common stock, and their right to retain the shares of stock vest in accordance with terms established by the Governance and Compensation Committee. The Governance and Compensation Committee may impose restrictions and conditions on the shares, including, without limitation, restrictions based upon the achievement of specific performance goals (company-wide, divisional and/or individual), and/or restrictions under applicable federal or state securities laws. The Governance and Compensation Committee may accelerate the time at which any restrictions lapse, and/or remove any such restrictions, and may issue shares which are immediately vested.

Director Awards. Beginning in 2005, immediately after each annual meeting, each non-employee director and Geoffrey A Eisenberg, if nominated for reelection and so elected by the shareholders, will receive a nondiscretionary grant, at their election, of either (i) an option exercisable for 3,000 shares of common stock or (ii) 1,000 shares of restricted stock. However, following the first annual meeting at which a director is nominated for election and so elected by stockholders, such a director instead will receive a nondiscretionary grant of, at their election, either (i) an option exercisable for 4,500 shares of common stock or (ii) an award of 1,500 shares of restricted stock. The options will be granted with an exercise price equal to the fair market value of West Marine common stock on the grant date, and the options will become exercisable six months following the date of the award. All restricted stock will vest one year after the grant date.

In addition, immediately after each annual meeting, each non-employee director and Mr. Eisenberg, if nominated for reelection and so elected by the shareholders, will receive a nondiscretionary award of West Marine common stock valued at $8,000 and a nondiscretionary award of restricted stock valued at $6,000. The $8,000 of common stock is fully vested when awarded. The $6,000 of restricted stock will vest one year after the grant date.

All awards to the directors are subject to the plan’s overall share limitation. For more information regarding the compensation of directors, see “Compensation of Directors” on page 13.

Performance Unit/Share Awards. The Equity Incentive Plan permits the grant of performance unit and performance share awards which are payable to the recipient, at the discretion of the Governance and Compensation Committee, in cash, common stock, or a combination thereof, upon the attainment of certain specified performance goals. Each performance unit has an initial value that is established by the Governance and Compensation Committee at the time of its grant. Each performance share has an initial value equal to the fair market value of a share of West Marine’s common stock on the date of its grant. The number and/or value of performance units/shares that will be paid out to recipients will depend upon the extent to which performance goals established by the Governance and Compensation Committee are satisfied. The Governance and Compensation Committee also may waive the achievement of any performance goals for such performance unit/share. After a performance unit/share award has vested, the recipient will be entitled to receive a payout of the number of performance units/shares earned by the recipient. Subject to the applicable award agreement, performance units/shares awarded to recipients generally will be forfeited to West Marine upon the recipient’s termination of employment prior to the payout of the performance unit or share.

Nontransferability of Awards. Awards granted under the Equity Incentive Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, a recipient may designate one or more beneficiaries to receive any exercisable or vested awards following his or her death.

Repricing. Effective August 19, 2004, the Board of Directors amended the Equity Incentive Plan to specifically provide that neither the Board nor the Governance and Compensation Committee will amend the plan to permit a transaction that would have the effect of repricing a stock option or SAR under applicable financial accounting standards without obtaining shareholder approval of such amendment.

Tax Aspects. Under current federal income tax laws, the typical tax consequences of participation in the Equity Incentive Plan are as follows: (i) A recipient of a stock option or SAR will not recognize taxable income upon the grant of the option. For SARs and options other than incentive stock options, the recipient will recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. Any gain or loss recognized upon any later disposition of the shares generally will be eligible for capital gain or loss treatment. (ii) Purchase of shares upon exercise of an incentive stock option generally will not result in any taxable income to the recipient, except for purposes of the alternative minimum tax. Gain or loss recognized by the recipient on a later sale or other disposition will be treated either as long-term capital gain/loss or ordinary income depending upon whether the recipient holds the shares transferred upon the exercise for a specified period (generally 12 months). (iii) Unless the recipient elects to recognize ordinary income at the time of receipt of a restricted stock award, the recipient will not recognize taxable income upon the receipt of the award, but at the time the award vests will recognize ordinary income equal to the fair market value of the shares at the time of vesting. (iv) At the discretion of the Governance and Compensation Committee, the plan allows a recipient to satisfy withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to have shares of common stock withheld, or by delivering to West Marine shares already owned (and held at least six months), having a value equal to the amount required to be withheld. (v) West Marine will be entitled to a tax deduction in connection with an award under the plan only in an amount equal to the ordinary income realized by the recipient, and at the time the recipient recognizes such income.

The following table sets forth (i) the number of shares of West Marine’s common stock, determined as of March 24, 2005, that will be awarded to the directors of West Marine under the Equity Incentive Plan as of the date of the Annual Meeting, and (ii) the dollar value of such awards based on the closing price for the shares as of March 24, 2005. The closing price of West Marine common stock on March 24, 2005 was $20.75 per share. While additional awards will be made under the plan to the West Marine’s employees, including executive officers, it currently is impossible to determine the amounts and terms of any such awards.

PLAN BENEFITS

Name of Individual or Group	West Marine, Inc. Omnibus Equity Incentive Plan, as amended
	Dollar Value ($)	Number of Units (#)
All directors who are not executive officers, as a group	$564,877	27,223	(1)

(1)	Assumes for these purposes only, that the directors elect to receive stock options exercisable for 3,000 or 4,500 shares, as applicable, instead of 1,000 or 1,500 shares of restricted stock.

Required Vote. The affirmative vote of a majority of shares of West Marine’s common stock present in person or by proxy at the Annual Meeting and entitled to vote is required in order to approve the proposed amendment to the Equity Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL.

Auditors

Deloitte & Touche LLP, independent registered public accounting firm, served as West Marine’s independent auditors for fiscal year 2004 and has been selected by the Audit Committee as our independent auditors for fiscal year 2005. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be offered the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Other Matters

As of the date of this Proxy Statement, management does not know of any other matters to be considered at the Annual Meeting. If any other matters do properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their best judgment, and the discretionary authority to do so is included in the proxy.

Annual Report on Form 10-K

We will provide upon request and without charge to each stockholder receiving this Proxy Statement a copy of our Annual Report on Form 10-K for the fiscal year ended January 1, 2005, including the financial statements included therein. Copies can be obtained by writing to the Secretary, West Marine, Inc., 500 Westridge Drive, Watsonville, California 95076.

Stockholder Proposals

We anticipate that the 2006 Annual Meeting of Stockholders will be held in May 2006. Any stockholders who intend to present proposals at the 2006 Annual Meeting, and who wish to have such proposal included in the proxy statement for the 2006 Annual Meeting, must ensure that the Secretary of West Marine receives such proposals not later than December 5, 2005. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in our 2006 proxy materials. Proposals should be addressed to West Marine at 500 Westridge Drive, Watsonville, California 95076-4100, Attention: Secretary. Any stockholder proposals that a stockholder intends to present at the 2006 Annual Meeting, other than through the inclusion in the proxy materials, should be received at least 30 (but not more than 60) days prior to the scheduled date of the 2006 Annual Meeting. Any stockholder wishing to submit a proposal at the 2006 Annual Meeting should contact the Secretary of West Marine after March 1, 2006 to obtain the actual meeting date and proposal deadlines.

Cost of Solicitation

All expenses in connection with the solicitation of this proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to stockholders, will be paid by West Marine.

By Order of the Board of Directors

/s/ Eric S. Nelson
Eric S. Nelson
Secretary and Chief Financial Officer

Watsonville, California

April 11, 2005

APPENDIX A

WEST MARINE, INC.

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet		Vote-by-Telephone
[Image of Computer]	OR	[Image of Telephone]
Log on to the Internet and go to http://www.eproxyvote.com/wmar		Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

SUBMIT YOUR PROXY BY TELEPHONE, OVER THE INTERNET OR BY MAIL 24 HOURS A DAY, 7 DAYS A WEEK. YOUR PROXY, IF SUBMITTED BY TELEPHONE OR OVER THE INTERNET, MUST BE RECEIVED BY 11:59 P.M. EASTERN TIME ON MAY 10, 2005 TO BE COUNTED IN THE FINAL TABULATION. YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE PROXIES NAMED ON THE BELOW PROXY CARD TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

Please mark

votes as in

this example.

☒

This proxy will be voted as directed. In the absence of contrary directions, this proxy will be voted FOR the election of all of the director nominees listed below and in the discretion of the proxy holder(s) on any matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

							FOR	AGAINST	ABSTAIN
1	.	To elect ten directors. Nominees: (01) Randolph K. Repass, (02) Peter L. Harris, (03) Richard E Everett, (04) Geoffrey A. Eisenberg, (05) Diane Greene, (06) David McComas, (07) Alice M. Richter, (08) Peter Roy, (09) Daniel J. Sweeney and (10) William U. Westerfield			2.	To amend the West Marine, Inc. Omnibus Equity Incentive Plan.	☐	☐	☐

					3.	To ratify the appointment of Deloitte & Touche LLP, independent registered public accounting firm, as the independent auditors for the fiscal year ending December 31, 2005.	☐	☐	☐

		FOR ☐ ALL NOMINEES	☐	WITHHELD FROM ALL NOMINEES	4.	To transact such other business as may properly come before the Annual Meeting.

		☐			MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT				☐
		For all nominee(s) except as written above			STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

					The signature should correspond exactly with the name appearing on the certificate evidencing your Common Stock. If more than one name appears, all should sign. Joint owners should each sign personally.

SIGNATURE:	DATE:	SIGNATURE:	DATE:

A-1

DETACH HERE

PROXY

WEST MARINE, INC.

PROXY FOR 2005 ANNUAL MEETING OF STOCKHOLDERS MAY 11, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Randolph K. Repass, Peter, L. Harris and Richard E Everett, or any of them, each with power of substitution, as proxies of the undersigned, to attend the 2005 Annual Meeting of Stockholders of WEST MARINE, INC. to be held at the office of the company at 500 Westridge Drive, Watsonville, California, on May 11, 2005, at 10:30 A.M., and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following matters set forth on the reverse side, and upon such other business as may properly come before such meeting and any adjournment or postponement thereof.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

A-2

APPENDIX B

WEST MARINE, INC.

OMNIBUS EQUITY INCENTIVE PLAN

INCORPORATING AMENDMENT ONE AND PROPOSED AMENDMENT TWO

April 2005

SECTION 1

ESTABLISHMENT, PURPOSE AND DURATION

1.1 Establishment of the Plan. West Marine, Inc., a Delaware corporation (the “Company”), having previously established the “West Marine, Inc. 1993 Omnibus Equity Incentive Plan,” and the “West Marine, Inc. Nonemployee Director Stock Option Plan,” hereby merges those plans effective as of March, 2002, and further amends and restates the merged plan in its entirety (the “Plan”). Any awards issued under any predecessor plan, together with the terms and conditions of any award agreement previously issued to any participant under any such plan shall continue in force and effect under the terms of this Plan. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units, Performance Shares, and Other Stock-Based Awards. The Plan is effective as of March, 2002, subject to the approval by an affirmative vote, at the next meeting of the stockholders of the Company, or any adjournment thereof, of the holders of a majority of the outstanding shares of the common stock of the Company, present in person or by proxy and entitled to vote at such meeting.

1.2 Purpose of the Plan. The purpose of the Plan is to promote the success, and to enhance the value of the Company by linking the personal interests of Employees, Non-Employee Directors and Consultants to those of Company shareholders, and by providing such participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Employees, Non-Employee Directors and Consultants upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.

1.3 Duration of the Plan. The Plan shall commence on the date specified in Section 1.1 and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Section 15, until all Shares subject to the Plan have been purchased or acquired pursuant to the provisions of the Plan.

SECTION 2

DEFINITIONS

The following terms shall have the meanings set forth below, unless plainly required by the context:

2.1 “Affiliated SAR” means a Stock Appreciation Right that is granted in connection with a related Option, and which will be deemed to automatically be exercised simultaneous with the exercise of the related Option.

2.2 “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units, Performance Shares or any Other Stock-Based Awards that are valued in whole or in part be reference to, or otherwise based on or related to, Shares.

2.3 “Award Agreement” means any written agreement, contract or other instrument entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan.

2.4 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.5 “Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference to a specific section of the Code shall include such section, any valid final or temporary regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

2.6 “Committee” means the committee, as specified in Section 3, appointed by the Board to administer the Plan with respect to grants of Awards, or any subcommittee thereof.

2.7 “Company” means West Marine, Inc., a Delaware corporation, or any successor thereto.

2.8 “Consultant” means any consultant, independent contractor or other person who provides significant services to the Company or its Subsidiaries, but who is not an employee of the Company or its Subsidiaries.

2.9 “Covered Employee” has the same meaning as set forth in Section 162(m) of the Code, and successor provisions.

2.10 “Director” means any individual who is a member of the Board of Directors of the Company.

2.11 “Disability” means a permanent and total disability within the meaning of Code Section 22(e)(3).

2.12 “Employee” means any employee of the Company or of the Company’s Subsidiaries, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.13 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto. Reference to a specific section or regulation of the Exchange Act shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section or regulation.

2.14 “Fair Market Value” means the average of the highest and lowest quoted selling prices for Shares on the relevant date as reflected by composite transactions on the Nasdaq National Market System, or if there were no sales on such date, the weighted average of the means between the highest and lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as determined by the Committee.

2.15 “Freestanding SAR” means a Stock Appreciation Right that is granted independently of any Options.

2.16 “Incentive Stock Option” or “ISO” means an option to purchase Shares, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.17 “Insider” shall mean an individual who, on the relevant date, is a Company director, Company officer (within the meaning of Rule 16a-1 promulgated under the Exchange Act), or beneficial owner of 10% or more of the Shares.

2.18 “Non-Employee Director” shall mean a Director who is an employee of neither the Company nor any Subsidiary (within the meaning of Rule 16b-3(b) promulgated under the Exchange Act).

2.19 “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares which is not intended to be an Incentive Stock Option.

2.20 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.21 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

2.22 “Other Stock-Based Award” means a right, granted to a Participant under Section 10, that relates to or is valued by reference to Shares.

2.23 “Participant” means an Employee, Non-Employee Director or Consultant who has an outstanding Award granted under the Plan.

2.24 “Performance Unit” means an Award granted to a Participant pursuant to Section 9.

2.25 “Performance Share” means an Award granted to a Participant pursuant to Section 9.

2.26 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), and/or the Shares are subject to a substantial risk of forfeiture, as provided in Section 8.

2.27 “Restricted Stock” means an Award granted to a Participant pursuant to Section 8.

2.28 “Shares” means the shares of common stock of the Company.

2.29 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as a SAR, pursuant to the terms of Section 7.

2.30 “Subsidiary” means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

2.31 “Tandem SAR” means a Stock Appreciation Right that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, a SAR shall similarly be cancelled).

SECTION 3

ADMINISTRATION

3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors. The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. The Committee shall be comprised solely of Directors who are Non-Employee Directors.

3.2 Authority of the Committee. The Committee shall have full power, except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to determine the terms and conditions of each Award Agreement, which need not be identical for each Participant; to construe and interpret the Plan and any Award Agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Section 15 herein) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations, which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its powers; provided, however, that only the Committee may administer the Plan with respect to Insiders, except that the Committee may delegate its power to issue Options to Insiders so long as such Options are not exercisable for at least six (6) months after the grant of the Option Award.

3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its shareholders, Employees, Participants, and their estates and beneficiaries, and shall be given the maximum deference permitted by law.

3.4 Limitation of Liability. Each member of the Committee shall be entitled to rely or act in good faith upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, legal counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf, shall, to the extent permitted by law, be fully indemnified and protected by the Company, pursuant to Section 17 hereof, with respect to any such action, determination, or interpretation.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan, including shares subject to Awards previously issued and outstanding under the Company’s 1993 Omnibus Equity Incentive Plan and Nonemployee Director Stock Option Plan, may not exceed 8,050,000 (which includes 6,450,000 Shares previously reserved under the predecessor plans). These 8,050,000 Shares may be either authorized but unissued or reacquired Shares. The following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan:

(a) While an Award is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.

(b) The grant of an Option or Restricted Stock shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award.

(c) The grant of a Tandem SAR shall reduce the number of Shares available for grant by the number of Shares subject to the related Option (i.e., there is no double counting of Options and their related Tandem SARs); provided, however, that, upon the exercise of such Tandem SAR, the authorized Share pool shall be credited with the appropriate number of Shares representing the number of shares reserved for such Tandem SAR less the number of Shares actually delivered upon exercise thereof or the number of Shares having a Fair Market Value equal to the cash payment made upon such exercise.

(d) The grant of an Affiliated SAR shall reduce the number of Shares available for grant by the number of Shares subject to the SAR, in addition to the number of Shares subject to the related Option; provided, however, that, upon the exercise of such Affiliated SAR, the authorized Share pool shall be credited with the appropriate number of Shares representing the number of shares reserved for such Affiliated SAR less the number of Shares actually delivered upon exercise thereof or the number of Shares having a Fair Market Value equal to the cash payment made upon such exercise.

(e) The grant of a Freestanding SAR shall reduce the number of Shares available for grant by the number of Freestanding SARs granted; provided, however, that, upon the exercise of such Freestanding SAR, the authorized Share pool shall be credited with the appropriate number of Shares representing the number of Shares reserved for such Freestanding SAR less the number of Shares actually delivered upon exercise thereof or the number of Shares having a Fair Market Value equal to the cash payment made upon such exercise.

(f) The Committee shall in each cash determine the appropriate number of Shares to deduct from the authorized pool in connection with the grant of Performance Units and/or Performance Shares.

(g) To the extent that an Award is settled in cash rather than in Shares, the authorized Share pool shall be credited with the appropriate number of Shares having a Fair Market Value equal to the cash settlement of the Award.

4.2 Lapsed Awards. If any Award granted under this Plan is cancelled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available for the grant of an Award under the Plan. However, in the event that prior to the Award’s cancellation, termination, expiration, or lapse, the holder of the Award at any time received one or more “benefits of ownership” pursuant to such Award (as defined by the Securities and Exchange Commission, pursuant to any rule or interpretation promulgated under Section 17 of the Exchange Act), the Shares subject to such Award shall not be made available for regrant under the Plan.

4.3 Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares such that an adjustment is determined to be appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, such adjustment shall be made in the number and/or class of Shares which may be delivered under the Plan, and in the number and/or class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, and provided that the number of Shares subject to any Award shall always be a whole number.

SECTION 5

ELIGIBILITY AND PARTICIPATION

5.1 Eligibility. Persons eligible to participate in this Plan include all Employees, Non-Employee Directors and Consultants of the Company and its Subsidiaries, as determined by the Committee. Notwithstanding the preceding sentence, Randolph K. Repass shall not be eligible to participate in the Plan.

5.2 Actual Participation. Subject to the provisions of the Plan (including, but not limited to, Section 11 relating to nondiscretionary awards to Non-Employee Directors), the Committee in its sole discretion, shall select from all eligible Employees, Non-Employee Directors and Consultants, those to whom Awards shall be granted, and the Committee, in its sole discretion, shall determine the nature and amount of each Award.

SECTION 6

STOCK OPTIONS

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees, Non-Employee Directors and Consultants at any time and from time to time as shall be determined by the Committee. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant ISOs, NQSOs, or a combination thereof.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions of exercise of the Options, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO, provided that if the Award Agreement does not so specify, the Option shall be a NQSO.

6.3 Option Price. The Option Price for each grant of an Option shall be determined by the Committee in its sole discretion.

6.3.1 Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Option Price shall be not less than fifty percent (50%) of the Fair Market Value of a Share on the date that the Option is granted.

6.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Option Price shall be not less than one-hundred percent (100%) of the Fair Market Value of a Share on the date that the Option is granted; provided, however, that if at the time the Option is granted, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Option Price shall be not less than one-hundred and ten percent (110%) of the Fair Market Value of a Share on the date that the Option is granted.

6.4 Duration of Options. Each Option shall expire at such time as the Committee, in its sole discretion, shall determine; provided, however, that no Incentive Stock Option may be exercised after the expiration of 10 years from the date the Option was granted; provided, further, no Incentive Stock Option granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, may be exercised after the expiration of 5 years from the date the Option was granted. After the Option is granted, the Committee, in its sole discretion, may extend the maximum term of such Option.

6.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee, in its sole discretion, shall determine. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option. However, in no event may any Option granted to an Insider be exercisable until six (6) months following the date of its grant, unless the Option was awarded by a committee comprised solely of two or more Non-Employee Directors.

6.6 Payment. Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (b) by any other means which the Committee, in its sole discretion, determines to provide legal consideration for the Shares, and to be consistent with the Plan’s purpose and applicable law. As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.7 Restrictions on Share Transferability. The Committee may impose restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan, as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any national securities exchange or system upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8 Certain Additional Provisions for Incentive Stock Options.

6.8.1 Exercisability. The aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000, or such other limitation required under Section 422(d) of the Code.

6.8.2 Termination of Employment. No Incentive Stock Option may be exercised more than three months after the effective date of the Participant’s termination of employment for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and/or (b) the Award Agreement permits later exercise. No Incentive Stock Option may be exercised more than one year after the Participant’s termination of employment on account of death or Disability, unless (a) the Participant dies during such one-year period, and (b) the Award Agreement permits later exercise.

6.8.3 Employees Only. Incentive Stock Options may be granted only to persons who are Employees at the time of grant. Non-Employee Directors and Consultants shall not be eligible to receive Incentive Stock Options.

6.9 Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the laws of descent and distribution, or as allowed under Section 12. All Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

SECTION 7

APPRECIATION RIGHTS

7.1 Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to an Employee, Non-Employee Director or Consultant at any time and from time to time as shall be determined by the Committee, in its sole discretion. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, and consistent with the provisions of the Plan, the terms and conditions pertaining to such SARs. However, the grant price of a Freestanding SAR shall be at least equal to the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem or

Affiliated SARs shall equal the Option Price of the related Option. In no event shall any SAR granted to an Insider become exercisable within the first six (6) months after the date it was granted, unless the SAR was awarded by a committee comprised solely of two or more Non-Employee Directors.

7.2 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.3 Exercise of Affiliated SARs. Affiliated SARs shall be deemed to be exercised upon the exercise of the related Options. The deemed exercise of Affiliated SARs shall not necessitate a reduction in the number of related Options.

7.4 Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as shall be determined by the Committee, in its sole discretion.

7.5 Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion.

7.6 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, the conditions of exercise and such other provisions as the Committee, in its sole discretion, shall determine. After a SAR is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option or extend the term of the SAR.

7.7 Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (a) the difference between the Fair Market Value of a Share on the date of exercise over the grant price; times (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

7.8 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of a SAR under the Plan, as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any national securities exchange or system upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

7.9 Nontransferability of SARs. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the laws of descent and distribution, or as permitted under Section 12. Further, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

SECTION 8

RESTRICTED STOCK

8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Non-Employee Directors and Consultants in such amounts as the Committee, in its sole discretion, shall determine.

8.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period (or Periods) of Restriction, the number of Restricted Stock Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. However, in no event may any Restricted Stock granted to an Insider become vested in a Participant prior to six (6) months following the date of its grant, unless the Restricted Stock was awarded by a committee comprised solely of two or more Non-Employee Directors.

8.3 Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

8.4 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on any Shares of Restricted Stock as it may deem advisable including, without limitation, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), stop-transfer order, and/or such other restrictions under applicable Federal or state securities laws, rules and regulations thereunder or rules of the national securities exchange or system on which the Shares are listed.

8.5 Certificate Legend. The Committee may cause a legend or legends to be placed on any such Restricted Stock certificates to make appropriate reference to any restrictions that may be applicable to Shares. In addition, during any Period of Restriction, or during any period during which delivery or receipt of an Award or Shares has been deferred by the Committee or a Participant, the Committee may require the Participant to enter into an agreement providing that certificates representing Shares issuable or issued pursuant to an Award shall remain in the physical custody of the Company or such other person as the Committee may designate.

8.6 Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. The

Committee, in its discretion, may accelerate the time at which any restrictions shall lapse, and/or remove any restrictions. After the Shares are released from restrictions, the Participant shall be entitled to have the applicable legend or legends required by Section 8.5 removed from his or her Share certificate.

8.7 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares unless otherwise provided in the Award Agreement.

8.8 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held, unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

8.9 Return of Restricted Stock to Company. Subject to the applicable Award Agreement and Section 8.6, upon the earlier of (a) the Participant’s termination of employment, or (b) the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and, subject to Section 4.2, again shall become available for grant under the Plan.

SECTION 9

PERFORMANCE UNITS AND PERFORMANCE SHARES

9.1 Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units and Performance Shares may be granted to Employees, Non-Employee Directors and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant. With respect to Covered Employees, Performance Units and Performance Shares are intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and shall be paid solely on account of the attainment of one or more preestablished, objective performance goals within the meaning of Section 162(m) and the regulations thereunder. The payout of any such Award to a Covered Employee may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the direction of the Committee.

9.2 Maximum Individual Awards. No individual may be granted more than 750,000 Shares subject to any combination of Performance Units/Shares, Restricted Stock, Options, SARs, or Other Stock-Based Awards subject to performance criteria in any given calendar year. The maximum payout for any Covered Employee for a performance-based Award paid in cash is 300 percent of such Covered Employee’s January 1 base salary for the calendar year of the performance-based Award payment. The Share amounts in this Section 9.2 are subject to the adjustment provisions under Section 4.3. As determined by the Committee, the performance goal shall be the attainment of one or more of the pre-established amounts of revenue, profit, net income, cash flow, income before depreciation and amortization, earnings per share, return on capital or total shareholder return of the Company.

9.3 Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participants. The time period during which the performance goals must be met shall be called a “Performance Period.” Performance Periods of Awards granted to Insiders shall, in all cases, exceed six (6) months in length, unless the performance-based Awards were granted by a committee comprised solely of two or more Non-Employee Directors.

9.4 Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. Notwithstanding the preceding sentence, after the grant of a Performance Unit/Share, the Committee, in its sole discretion, may waive the achievement of any performance goals for such Performance Unit/Share.

9.5 Form and Timing of Payment of Performance Units/Shares. The settlement of any earned Performance Units/Shares shall be made in a single lump sum, within forty-five (45) calendar days following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof. Prior to the beginning of each Performance Period, Participants may, in the discretion of the Committee, elect to defer the receipt of any Performance Unit/Share payout upon such terms as the Committee shall determine.

9.6 Cancellation of Performance Units/Shares. Subject to the applicable Award Agreement, upon the earlier of (a) the Participant’s termination of employment, or (b) the date set forth in the Award Agreement, all remaining Performance Units/Shares shall be forfeited by the Participant to the Company, and subject to Section 4.2, the Shares subject thereto shall again be available for grant under the Plan.

9.7 Nontransferability. Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

9.8 Restrictions on Share Transferability. The Committee may impose restrictions on any Shares acquired pursuant to any performance-based Award granted under this Section 9 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any national securities exchange or system upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

SECTION 10

OTHER STOCK-BASED AWARDS

10.1 Other Stock-Based Awards. The Committee is authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation, Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights and Awards valued by reference to book value of Shares or the performance of specified Subsidiaries.

10.2 Terms and Conditions. The Committee shall determine the terms and conditions of such Awards, which may include performance criteria. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, or other property, as the Committee shall determine.

10.3 Restrictions on Share Transferability. The Committee may impose restrictions on any Shares acquired pursuant to any Award granted under this Section 10 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any national securities exchange or system upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

SECTION 11

NON-EMPLOYEE DIRECTOR AWARDS

11.1 Election of NQSO or Restricted Stock. As of the close of each annual meeting of the Company’s stockholders at which a Non-Employee Director is nominated for reelection and is so elected by the stockholders, each such Non-Employee Director shall receive an automatic grant, at his or her election, of either (i) a Nonqualified Stock Option exercisable for 3,000 Shares or (ii) 1,000 Shares of Restricted Stock. In lieu of the foregoing award, as of the close of the first such annual meeting at which a Non-Employee Director is nominated for election and is so elected by the Company’s stockholders, each such newly elected Non-Employee Director shall receive an automatic grant, at his or her election, of either (i) a Nonqualified Stock Option exercisable for 4,500 Shares or (ii) 1,500 Shares of Restricted Stock.

11.1.1 NQSO Features. The Option Price shall be the Fair Market Value of the Shares as of the date of the Award. The NQSO shall become exercisable six months following the date of the Award. The NQSO shall be exercisable for a period of ten years from the date of the Award, provided that if the Non-Employee Director ceases to be a Director prior to the time the NQSO becomes exercisable, then the NQSO shall terminate and be forfeited on the date the Non-Employee Director ceases to be a Director.

11.1.2 Restricted Stock Features. The Restricted Stock shall become vested one (1) year following the date of grant, provided that if the Non-Employee Director ceases to be a Director prior to such anniversary, then the Restricted Stock shall be forfeited on the date the Non-Employee Director ceases to be a Director.

11.2 Award of Restricted Stock. As of the close of each annual meeting of the Company’s stockholders, each Non-Employee Director in office at the conclusion of such meeting shall be awarded Shares of Restricted Stock valued at $6,000 based upon the Fair Market Value of the Shares on the date of the annual meeting. The Restricted Stock shall become vested one (1) year following the date of grant, provided that if the Non-Employee Director ceases to be a Director prior to such anniversary, then the Restricted Stock shall be forfeited on the date the Non-Employee Director ceases to be a Director.

11.3 Other Stock Based Awards. As of the close of each annual meeting of the Company’s stockholders, each Non-Employee Director in office at the conclusion of such meeting shall be awarded Shares valued at $8,000 based upon the Fair Market Value of the Shares on the date of the annual meeting. The Non-Employee Director’s rights in the Shares shall be immediately vested, and the Non-Employee Director shall be treated as the Owner of such shares as of the date of grant.

11.4 Limit on Awards. All Awards made under this Section 11 are subject to the overall Share limitations set forth in Section 4.1.

SECTION 12

BENEFICIARY DESIGNATION

As provided in this Section 12, each Participant under the Plan may name a beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant’s death before he or she receives any or all of such benefit and/or who may exercise any vested Award under the Plan following the Participant’s death. Each such designation shall revoke all prior designations by the same Participant and must be in a form and manner acceptable to the Committee. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

SECTION 13

DEFERRALS

The Committee, in its sole discretion, may permit a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee from time to time.

SECTION 14

RIGHTS OF PARTICIPANTS

14.1 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or any Non-Employee Director’s or Consultant’s service with the Company, or any Subsidiary thereof, at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

14.2 Participation. No Employee, Non-Employee Director or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award, provided that a Non-Employee Director shall be entitled to the Awards under Section 11.

SECTION 15

AMENDMENT, SUSPENSION, OR TERMINATION

The Board, in its sole discretion, may alter, amend or terminate the Plan, or any part thereof, at any time and for any reason; provided, however, that without further stockholder approval, no such alteration or amendment shall (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the number of securities which may be issued under the Plan, or (c) materially modify the requirements as to eligibility for participation in the Plan; provided, further, that stockholder approval is not required if such approval is not required in order to assure the Plan’s continued qualification under Rule 16b-3 promulgated under the 1934 Act. Notwithstanding anything in the Plan to the contrary, neither the Board nor the Committee shall amend the Plan, or any part thereof, to permit a transaction that would have the effect of repricing an Option or Stock Appreciation Right under applicable financial accounting standards without obtaining shareholder approval of such amendment. Neither the amendment, suspension, nor termination of the Plan shall, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted. No Award may be granted during any period of suspension, or after termination, of the Plan.

SECTION 16

WITHHOLDING

16.1 Tax Withholding. Prior to the delivery of any Shares or cash pursuant to the Plan, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any Awards.

16.2 Shares Withholding. The Committee may, in its absolute discretion, permit a Participant to satisfy such tax withholding obligation, in whole or in part, by electing to have the Company withhold Shares having a value equal to the amount required to be withheld or by delivering to the Company already-owned shares to satisfy the withholding requirement. The amount of the withholding requirement shall be deemed to include any amount which the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum Federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined (the “Tax Date”). The value of the Shares to be withheld or delivered will be based on their Fair Market Value on the Tax Date. Such elections will be subject to the following restrictions: (1) the election must be made on or before the Tax Date; (2) the election will be irrevocable; and (3) the election will be subject to the disapproval of the Committee.

SECTION 17

INDEMNIFICATION

Each person who is or shall have been a member of the Committee, or of the Board, or who had been delegated a duty by them under the Plan, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, notion, suit, or proceeding to which he or she may be a party, or in which he or she may be involved by reason of any action taken or failure to act, which such person took or failed to take, in good faith, in carrying out his or her duties under the Plan or any Award Agreement, and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

SECTION 18

SUCCESSORS

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

SECTION 19

LEGAL CONSTRUCTION

19.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

19.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges or systems as may be required.

19.4 Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

19.5 Governing Law. The Plan and all Award Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of California (without giving effect to principles of conflicts of laws thereof) and applicable Federal law.

19.6 Captions. Captions are provided herein for convenience only, and are not to serve as a basis for interpretation or construction of the Plan.